November 20, 1996


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re       Exhibit 10, Form N-1A
                  Calvert Cash Reserves
                  File numbers 2-76527 and 811-3418

Ladies and Gentlemen:

         As counsel to Calvert Cash Reserves (the "Trust"), it is my opinion, based upon an examination of the Trust's Declaration of Trust and By-Laws and such other original or photostatic copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion, that the securities being registered by this Post-Effective Amendment No. 20 of the Trust will, when sold, be legally issued, fully paid and non-assessable.

         Consent is hereby given to file this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective Amendment No. 20 to its Registration
Statement.

                                                Sincerely,



                                                Ivy Wafford Duke
                                                Assistant Counsel